CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders
Evergreen Cash Resource Trust

We consent to the use of our report dated September 8, 2000 for Evergreen CRT California Tax-Exempt Money Market Fund (formerly, Cash Resource California Tax-Exempt Money Market Fund) Evergreen CRT Money Market Fund (formerly, Cash Resource Money Market Fund) Evergreen CRT New York Tax-Exempt Money Market Fund (formerly, Cash Resource New York Tax-Exempt Money Market Fund) Evergreen CRT Tax-Exempt Money Market Fund (formerly, Cash Resource Tax-Exempt Money Market
Fund) and Evergreen U.S. Government Money Market Fund (formerly, Cash Resource U.S. Government Money Market Fund), portfolios of Cash Resource Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                        /s/  KPMG LLP

KPMG LLP
Boston, Massachusetts
November 28, 2000